EXHIBIT 23.2

CONSENT

THOMAS E. BOCCIERI, ESQ.

561 Schaefer Avenue

Oradell, New Jersey 07649-2517

(201) 983-2024

FAX (201) 265-4729

I HEREBY CONSENT to the inclusion of my name in connection with the Form SB-2 Registration Statement filed with the Securities and Exchange Commission as attorney for the registrant, Fresh Harvest Products, Inc.

DATED this 12th day of May, 2006.

s/s Thomas E. Boccieri

Thomas E. Boccieri